Exhibit 4.1

FIRST AMENDMENT TO THE
LOAN AND SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE LOAN AND SECURITIES PURCHASE AGREEMENT (the “Amendment”), dated this 31st day of December, 2008, is made by and between MDWERKS, INC., a Delaware corporation (“MDwerks” or the “Company”), XENI FINANCIAL SERVICES, CORP., a Florida corporation (“XFSC” and along with MDwerks, each a “Borrower” and collectively the “Borrowers”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

On November 14, 2008, Borrowers and Lender entered into that certain Loan and Securities Purchase Agreement (the “Loan Agreement”) whereby Borrowers borrowed $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note issued by Borrowers of even date therewith.  Borrowers and Lender wish to amend Loan Agreement to increase the aggregate amount of the Loan to $11,800,000.

Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as set forth below.

OPERATIVE PROVISIONS

1.           The recitals of the Loan Agreement are hereby amended to replace “$10,300,000” with “$11,800,000”.

2.           Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.1           The Loan and Purchase and Sale of the Warrant.  Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, (a) the Borrowers will borrow, and the Lender will lend the Borrowers at the closing of the transactions contemplated hereby (the “Closing”), the aggregate amount of up to $11,800,000 under the Note, subject to a deduction for an original issue discount of 2%, less the fee owed to the Lender pursuant to Section 12.9 hereof in the amount of $80,000 (the “Cash Payment”) and (b) MDwerks will issue and sell to the Lender, and the Lender will purchase from MDwerks at the Closing, the Warrant for making the Loan to the Borrowers.  The Note will be issued with an original issue discount of two percent (2%).  The Borrowers shall receive from the Lender $0.98 for each $1.00 of principal amount of the Note as indicated in Section 1.3 hereof.”

3.           Section 1.3(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b)           After the Closing Date, the Lender shall advance (i) an additional $8,800,000 under the Note by, after applying the 2% original issue discount, delivering $8,624,000 to the Escrow Agent by wire transfers to the Escrow Account consisting of no more than six (6) separate financings with at least two (2) such financings occurring during each calendar week beginning with the first full calendar week following the Closing Date (ii) an additional $1,500,000 under the Note by, after applying the 2% original issue discount, delivering $1,470,000, less fees of $5,000 payable to Bush Ross, P.A., to the Escrow Agent by wire transfers to the Escrow Account on or before December 31, 2008 (each such subsequent payment referred to herein as a “Subsequent Funding” with all such payments into the Escrow Account referred to herein as the “Funded Amount”).”

4.           Section 1.4 of the Loan Agreement is hereby amended to replace “December 8, 2008” with “January 19, 2009”:

5.           Exhibit A of the Loan Agreement is hereby removed and replaced with the Amended and Restated Senior Secured Promissory Note attached hereto as Exhibit A.

6.           Exhibit C of the Loan Agreement is hereby removed and replaced with the Amended and Restated Escrow Agreement attached hereto as Exhibit C.

7.           Ratification of Agreement.  The terms and conditions of the Loan Agreement that have not been modified by this Amendment shall remain in full force and effect.

8.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MDWERKS, INC.
By:	/s/ David M. Barnes
	Name:	David M. Barnes
	Title:	President

XENI FINANCIAL SERVICES, CORP.
By:	/s/ David M. Barnes
	Name:	David M. Barnes
	Title:	President

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership By: Total Capital Management, LLC, a Florida limited liability company, as its General Partner
By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager